UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 23, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 23, 2020, On Deck Capital Canada Holdings, Inc., On Deck Capital Canada, Inc. and On Deck Capital Canada, ULC (together, the “OnDeck Canada Entities”), each a subsidiary of On Deck Capital, Inc. (the "Company"), entered into the Credit Agreement, dated March 23, 2020, among the OnDeck Canada Entities, as borrowers, Bank of Montreal, as agent, lead arranger and sole bookrunner and the financial institutions party thereto from time to time, as lenders. The Credit Agreement refinanced On Deck Capital Canada, Inc.’s prior facility with Bank of Montreal and allows the OnDeck Canada Entities to obtain funding for working capital and other general corporate purposes. The facility provides the OnDeck Canada Entities with access to CAD 40 million of committed capacity, an increase of CAD 15 million from the prior facility, and an additional CAD 25 million of capacity available at the discretion of Bank of Montreal. The facility has a floating rate and will have an initial interest rate of approximately 3.7%. Under the Credit Agreement, the OnDeck Canada Entities can voluntarily repay and re-borrow principal amounts up to the aggregate commitment amount until it matures in March 2023 and subject to customary borrowing conditions including a borrowing base. The facility is secured by substantially all the assets of the OnDeck Canada Entities, including Canadian small business loans.
The information set forth under this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," “targets,” "expects," “intends,” “may,” "allows," “plans,” "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding the ability of the OnDeck Canada Entities to obtain funding for working capital and other general corporate purposes. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause or contribute to such differences include risks relating to: our ability to meet borrowing conditions and remain in compliance with all the provisions of the new facility; changes in the financial markets, including changes in credit markets and interest rates; adverse developments regarding the Company or the OnDeck Canada Entities, their businesses or the online or broader marketplace lending industry generally; and other risks, including those described in Part I - Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer